EXHIBIT 10.1

EXECUTION VERSION

Securities Purchase Agreement

This Securities Purchase Agreement (this “Agreement”), dated as of November 10_, 2023 is entered into between JC Unify Capital (Holdings) Limited, a BVI Company (the "Buyer"), Content Creation Media LLC, a Delaware limited liability company (“Sponsor”), and Shibasish Sarkar, (“Seller”, together with the Sponsor the “Sellers”) and International Media Acquisition Corp, a Delaware corporation (“SPAC”).

Unless otherwise stated herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the prospectus relating to the registration statement on Form S-1 of International Media Acquisition Corp filed with Securities and Exchange Commission on April 7, 2021 (Registration No. 333-255106) (the “Prospectus”).

Recitals

WHEREAS, the SPAC is a Delaware company that was formed on January 15, 2021 and that consummated an initial public offering of its units (“IPO”) on July 29, 2021, generating gross proceeds of $230,000,000; and

WHEREAS, the shares of common stock, par value $0.0001 per share, of the SPAC (“Shares of Common Stock”), warrants, rights, and units of the SPAC are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols “IMAQ”, “IMAQW,” “IMAQR”, and “IMAQU” respectively; and

WHEREAS, Sponsor is the sponsor of the SPAC, and as of the date hereof, owns and holds the following SPAC Sponsor Securities (as defined below): 796,900 private placement units (“Private Placement Units”), which consist of a total of (i) 796,900 shares of common stock, (ii) 796,900 private placement warrants (the “Private Placement Warrants”), and (iii) 796,900 private rights that convert into 1/20th share of common stock (the “Private Placement Rights”); and 5,500,000 shares of common stock (“Insider Shares” and together with the Private Placement Units, the “Sponsor SPAC Securities”) (Refer Exhibit 1a);

WHEREAS, 250,000 Insider Shares are held by various Directors and Officers associated with the SPAC (Refer Exhibit 1b)

WHEREAS, Sellers wish to sell, assign, transfer, convey and deliver 75% of the Sponsor SPAC Securities to Buyer, and Buyer wishes to purchase from Sellers, 75% of the Sponsor SPAC Securities of the Sponsor (the “Transferred Sponsor SPAC Securities”) from the Sponsor, subject to the terms and conditions set forth herein; and

WHEREAS, in connection with the foregoing, it is contemplated that Buyer will appoint a managing member of the Sponsor with certain rights as described in this Agreement (the “Appointed Member”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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ARTICLE I

PURCHASE AND SALE

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined herein), Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, all of Sellers’ right, title, and interest in and to the Transferred Sponsor SPAC Securities, which shall entitle Buyer to 4,125,000 Insider Shares and 597,675 Private Placement Units, which represents 75% of the total Sponsor SPAC Securities and a Person designated by the Buyer shall be appointed as the Appointed Member of the Sponsor. The Transferred Sponsor SPAC Securities shall be free and clear of any mortgage, pledge, lien, charge, security interest, claim, or other encumbrance (“Encumbrance”), for the consideration specified in Section 1.02, except that 4,125,000 Insider Shares (the “Escrowed Shares”) shall not be transferred to the Buyer until the closing of the Business Combination in accordance with the terms of the Escrow Agreement dated as of July 28, 2021 (the “Escrow Agreement”), by and among SPAC and the initial stockholders listed on the signature pages thereto and Continental Stock Transfer & Trust Company.

Section 1.02 Purchase Price. The aggregate purchase price for the Transferred Sponsor SPAC Securities shall be $1.00, payable in cash at the Closing (the “Closing Cash Purchase Price”),

Section 1.03 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place as soon as practicable after signing of this Agreement, on such time and date as may be mutually agreed by the Buyer and the Sellers, subject to satisfaction of the conditions set forth herein (the “Closing Date”). At the Closing,

(i) Seller shall deliver to Buyer (or its designated assignee) an assignment of the Transferred Sponsor SPAC Securities against payment of the Closing Cash Purchase Price to an account designated by the Seller; and

(ii) delivery by all service providers and creditors of the SPAC of a Release and Satisfaction Agreement (as defined below).

The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. E.T on the Closing Date.

Section 1.04 Buyer Acknowledgement. Buyer acknowledges that the initial Business Combination must be consummated by August 2nd, 2024 or any extension period if it is unable to complete its initial Business Combination in accordance with the SPAC’s Memorandum and Articles of Association.

Section 1.05 Buyer Closing Conditions. The respective obligations of Buyer hereunder in connection with the Closing are subject to the satisfaction (or Buyer’s waiver of one or more at the Buyer’s sole discretion) of the following conditions:

(a) delivery to Buyer of an assignment of the Transferred Sponsor SPAC Securities;

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(b) the delivery by Sellers of the termination of respective indemnity agreements and resignations of all of the directors of the SPAC, other than the director(s) as mutually agreed, whose resignations shall be effective on the 10th day following the mailing to stockholders of a Schedule 14F pursuant to the rules of the SEC advising stockholders of a Change in Control of the Board of Directors (the “Schedule 14F Change in Control Date”);

(c) the delivery by Sellers of resignations of all of the officers of the SPAC, effective as of the Closing;

(d), The director nominees designated by the Buyer (the “Initial Board Designees”), which shall not constitute a majority of the SPAC’s Board of Directors, shall have been elected to the SPAC’s Board of Directors, effective as of the Closing, and individuals to be named by the Buyer (collectively, the “Management Designees”), designated by Buyer as the Chief Executive Officer, Chief Financial Officer and Executive Vice President, respectively, of the SPAC, shall have been elected as officers of the SPAC, effective as of the Closing;

(e) the remainder of the director nominees designated by the Buyer (the “Schedule 14F Director Designees”), shall have been elected to the SPAC’s Board of Directors, effective as of the Schedule 14F Change in Control Date;

(f) Resolutions duly adopted by the Board of Directors of the SPAC,

(i) authorizing the execution, delivery, and performance of this Agreement and the sale of the Transferred Sponsor SPAC Securities contemplated herein;

(ii) accepting the resignation of an agreed selection of incumbent officers and directors of the SPAC;

(iii) fixing the number of directors of the entire Board of Directors of the Company; and

(iv) electing the Initial Board Designees as members of the Board of Directors effective as of the Closing and electing the Schedule 14F Director Designees as of the Schedule 14F Change in Control Date.

(g) Termination of the Administrative Support Agreement, any Consulting Agreement, other than the Loan & Transfer Agreement dated January 24, 2023 and subsequently the Subscription Agreement dated September 7, 2023 with Polar as mentioned in Clause 7.3;

(h) Good standing certificate of each of SPAC, Sponsor and Seller (and any relevant entities with ownership of the SPAC) as of a recent date acceptable to the Buyer;

(i) Certified true copies or original of Corporate record of SPAC and the Sponsor, including bylaws, formation documents, operating agreement, board resolutions, shareholder resolutions, material agreements entered into by SPAC and the Sellers (including the option grants to the directors and all confidentiality agreements and letters of intent or other similar agreements with any potential targets (if any));

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(j) Full access to the SPAC’s and the Sponsor’s respective bank account(s), trust accounts, and any other accounts being transferred and assigned to Buyer and/or its designees;

(k) delivery of a duly executed certificate (“Bringdown Certificate”) by an executive officer of each of the Sellers and the SPAC, confirming and certifying that (i) each of the representations and warranties of Sellers contained in this Agreement, including the schedules and Exhibits hereto, or in any other documents delivered by Sellers to Buyer in connection with the Closing were true, complete and correct as of the date hereof and are true, complete and correct as of the Closing Date and (ii) Sellers have complied with and performed in all respects all of their covenants and obligations contained in this Agreement;

(l) Execution and delivery of release and satisfaction agreements with each party to whom the SPAC has any outstanding payment obligations (including any deferred or contingent payment obligations), in form and substance satisfactory to the Buyer, in its sole discretion (the “Release and Satisfaction Agreements”), including with each party listed in Exhibit 3. The aggregate fees to be paid in cash for any tax liabilities and pursuant to the Release and Satisfaction Agreements shall not exceed $1,150,000;

(m) Seller agrees to take down, or handover access and control, of the website of the SPAC;

(n) Seller agrees to execute and deliver to the Buyer an irrevocable proxy granting the Buyer the exclusive right to exercise all voting rights associated with the LLC’s ownership of any Sponsor SPAC Securities prior to the Closing of a Business Combination;

(o) The Operating Agreement (as defined below) shall be amended such that the Operating Agreement may not be amended without the approval of the Appointed Member and that the Appointed Member may not be removed by the members of the Sponsor prior to the later of (i) the Closing of the Business Combination and (ii) the completion of the transfer of the Escrowed Shares as directed by the Buyer (“Final Date”). The Appointed Member shall have the sole and exclusive power to make any and all decisions in any manner related to or in any way affecting directly or indirectly the Escrowed Shares, the SPAC or the Business Combination. The Appointed Member's Rights shall remain in effect until the Final Date. Within five (5) business days of the Final Date, the Appointed Member shall resign as a Member of the Sponsor.

() Other deliverables that may be required for the execution, delivery, and performance of this Agreement and the transactions contemplated.

Section 1.06 Seller Closing Conditions. The respective obligations of Seller hereunder in connection with the Closing are subject to the satisfaction (or Seller’s waiver of one or more) of the following conditions:

(a)	Payment of the Closing Cash Purchase Price;

(b)	execution of a loan agreement by the Buyer and the SPAC, whereby the Buyer agrees to lend the SPAC a sum of $1,300,000; and

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(c)

initiation by the Buyer of a wire transfer of $1,300,000 to the SPAC's designated bank account, which shall be applied towards tax payments and in the manner stipulated in the Release and Satisfaction Agreements;

(d)	Other deliverables that may be required for the execution, delivery, and performance of this Agreement and the transactions contemplated hereby.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers, the SPAC, and their subsidiaries, hereby represent and warrants to Buyer that each of the representations and warranties contained in this Article II are true, correct and complete as of the date hereof and as of the Closing Date. For purposes of this Article II, “Seller’s knowledge,” “knowledge of Seller,” and any similar phrases shall mean the actual or constructive knowledge of any consultant, director or officer of Sellers, with the assumption that such consultant, officers and directors shall have made diligent inquiry of the matters presented, or a reasonably prudent individual operating in the capacity of a consultant, executive officer or director could be expected to discover or otherwise become aware of such a fact or matter.

Section 2.01 Organization and Authority; Enforceability. Each of Sponsor and SPAC is an entity duly organized, validly existing, and in good standing with its state or jurisdiction of formation. Sellers have full power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Sellers of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Sellers. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Sellers, and, assuming due authorization, execution, and delivery by Buyer, this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms.

Section 2.02 Accrued expenses. As of the Closing Date, the SPAC has accrued and unpaid expenses of approximately $961,199 (the “Covered Expenses”). All accrued and unpaid expenses of the SPAC, including all known, estimated or contingent liabilities of SPAC, regardless of whether reflected on SPAC’s balance sheet are set forth in Exhibit 3, excluding an excise tax of approximately $25,000 and the Delaware state/franchise tax of approximately $110,000 further described in Section 2.12, and there is no unpaid compensation owed by SPAC, Sellers or Sponsor to any officers, directors or advisors of SPAC (other than equity interests owned directly or indirectly by such individuals in the Sponsor). The interest income earned by the SPAC amounts to at least $600,000 which shall be used to pay for the Delware state/franchise tax. The SPAC has no other tax liability or obligations outstanding. The Covered Expenses listed on Exhibit 2, 3 and 4 set forth all liabilities of the SPAC, whether accrued, disputed, contingent or otherwise, and whether due or to become due and represents all accrued expenses known or unknown to Sellers. The SPAC has no other liabilities of any nature.

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Section 2.03 Covered Expenses. As of the Closing Date, there will be Negative cash (not exceeding the Covered Expenses listed above) in the working capital account (inclusive of pre-paid assets) of the SPAC.

Section 2.04 Legal Proceedings. Other than the disclosures made by the Sellers in Exhibit 2, there is no claim, action, suit, proceeding, or governmental investigation or exchange inquiry (collectively, “Action”) against SPAC, Sellers (in relation to the SPAC only), or Sponsor of any nature pending or, to Sellers’ knowledge, threatened against SPAC, Sellers (in relation to the SPAC only), or Sponsor that challenges or seeks to prevent, enjoin, or otherwise delay or have an adverse effect on the transactions contemplated by this Agreement, or seeks any monetary compensation from SPAC or Sponsor. No event has occurred or circumstances exist, that may give rise to, or serve as a basis for, any such Action. The Sellers have no knowledge of any facts or circumstances that are likely to give rise to litigation against the SPAC and/or the Sponsor.

Section 2.05 No Conflicts. The execution, delivery, and performance by Sellers of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the any organizational documents of SPAC or Sellers; (b) violate or conflict with any rule of the statute, law, Nasdaq, the Securities and Exchange Commission or any other ordinance, rule, or regulation applicable to the SPAC; (c) result in any violation, conflict with, or constitute a default under the operating agreement of Sponsor, if any (the “Operating Agreement”), or Sponsor’s organizational documents; or (d) result in the creation or imposition of any Encumbrance on the Sponsor SPAC Securities.

Section 2.06 Consents and Approvals. The Sellers have obtained all consents, approvals, waivers, or authorizations required to be obtained by Sellers from any person or entity (including any governmental authority) in connection with the execution, delivery, and performance by Sellers of this Agreement and the consummation of the transactions contemplated hereby, including approval of SPAC’s board of directors. For purposes of this Agreement, the term “Person” means an individual, corporation, partnership, joint venture, limited liability company or, governmental authority, unincorporated organization, trust, association, or other entity.

Section 2.07 Ownership of Insider Shares, Private Placement Warrants And Private Placement Rights. True, correct, and complete schedule of Insider Shares, Private Placement Warrants and Private Placement Rights owned by the Sponsor is included as Schedule 2.07 hereto. Sponsor is the sole legal, beneficial, record, and equitable owner of the Insider Shares and Private Placement Warrants, free and clear of all Encumbrances whatsoever. Sellers are responsible for any and all past, present or future obligations related to its ownership interests in the SPAC (for example individual or entity regulatory filings, taxes, etc.)

Section 2.08 Ownership of Sponsor SPAC Securities.

(a) Sellers are the sole legal, beneficial, record, and equitable owners of the Sponsor SPAC Securities, free and clear of all Encumbrances whatsoever (other than any encumbrances that may exist as a result of applicable securities laws).

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(b) The Transferred Sponsor SPAC Securities were not issued in violation of the organizational documents of SPAC or Sponsor or any other agreement, arrangement, or commitment to which Seller or Sponsor is a party and are not subject to or in violation of any preemptive or similar rights of any Person.

(c) Other than the organizational documents of Sponsor and SPAC related offering documents, there are no voting trusts, proxies, or other agreements or understandings in effect with respect to the voting or transfer of any of the Sponsor SPAC Securities.

Section 2.09 SEC Reports. The SPAC has filed or furnished, as applicable, all registration statements, forms, reports and other documents required to be filed by the SPAC with the SEC since completion of its initial public offering. All such registration statements, forms, reports and other documents are referred to herein as the “SPAC SEC Reports.” The SPAC SEC Reports (i) were furnished on a timely basis (including following any extensions of time for filing provided by Rule 12b-25 promulgated under the Exchange Act of 1934), (ii) as of their respective dates or, if amended and filed no later than five (5) business days prior to the date of this Agreement, as of the date of the last such amendment, complied, or will comply as of such date, as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SPAC SEC Reports and (iii) including any financial statements or schedules included or incorporated by reference therein, did not or will not, as of their respective dates, or, if amended and filed no later than five (5) business Days prior to the date of this Agreement, as of the last such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SPAC SEC Reports or necessary in order to make the statements in such SPAC SEC Reports, in the light of the circumstances under which they were made, not misleading. No executive officer of the SPAC has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any SPAC SEC Reports.

Section 2.10 Extension Payments. All payments required to be deposited to the trust account on or prior to October 28, 2023 for the benefit of the SPAC’s public stockholders required to extend the date by which the SPAC must complete its initial business combination business under the SPAC’s Amended and Restated Certificate of Incorporation, as amended, and the Investment Management Trust Agreement with Continental Stock Transfer & Trust Company, have been made. The upcoming extension payment will be due on 3rd of November, 2023, which will be the responsibility of Buyer contingent on the Closing of this transaction. Assuming the Closing of this transaction, the Buyer will fund extension payment at earliest but not later than 7th November, 2023. The Sellers will contact Continental Stock Transfer & Trust and seek to confirm this extension.

Section 2.11 Brokers. Except for the $300,000 fee due to Chardan Capital Markets LLC, no broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sellers.

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Section 2.12 Taxes. (a) All tax returns (including information returns) required to be filed on or before the Closing Date by the Sponsor and SPAC have been timely filed, (b) all such tax returns are true, complete and correct in all respects, (c) all taxes due and owing by the Sponsor and SPAC (whether or not shown on any tax return) have been timely paid, (d) all deficiencies asserted, or assessments made, against the Sponsor and SPAC as a result of any examinations by any taxing authority have been fully paid, (d) there are no pending or threatened actions by any taxing authority, and (f) the Sellers represents that there are sufficient monies in Trust to satisfy and current and future tax obligations. Seller has notified buyer of roughly $110,000 of accrued Delaware state taxes and the SPAC will maintain responsibility of these taxes and additional taxes related to interest income earned by the Trust in tax year 2023. The SPAC’s charter allows for monies to be withdrawn from Trust to cover such taxes.

Section 2.13 No event or circumstance has occurred that would negatively impact the Buyer's ability to obtain or purchase directors and officers’ insurance for the SPAC.

Section 2.14 Trust Waiver. Other than as set forth on the various Exhibits in this Agreement, as of Closing, SPAC does not have any outstanding material contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses leases and other instruments or obligations of any kind (including any amendments and other modifications thereto) with any vendors, service providers, prospective target businesses or other entities with which SPAC does business (except its independent registered public accounting firm) which do not include a waiver by such counterparties of any right, title, interest or claim of any kind in or to any monies held in the Trust Account (as defined below).

Section 2.15 Accuracy and Completeness of Representations and Warranties. The representations and warranties of Sellers contained in this Article II and elsewhere in this Agreement, including all contracts, agreements, documents, all Exhibit and schedules hereto, are true and correct in all respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements and information contained therein not misleading. The Sellers further represent and warrant that (i) Exhibit 2 sets forth a full and accurate disclosure of any disputed expenses (ii) Exhibit 3 sets forth a complete and accurate list of all expenses, payments, liabilities and obligations of any nature of the SPAC, whether accrued, , and whether due or to become due, (iii) Exhibit 4 sets forth a full and accurate list of all deferred payment obligations, and (iv) Exhibit 5 sets forth a full and accurate list of all unvested shareholding to be issued as contemplated by this Agreement. There are no circumstances, facts or events that have not been disclosed to Buyer in writing that have had or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the representations and warranties. No representation or warranty of Sellers contained herein or in any agreement, instrument, document or certificate furnished to Buyer by or on behalf of any Seller in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements made herein or therein not materially false or misleading. There is no error in, or breach of, any of the representations and warranties of any Seller contained or referred to herein or made or deemed made by any Seller in any other agreement, certificate or other instrument delivered by or on behalf of any Seller.

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Section 2.16 Material Contracts. Each contracts to which the Sponsor and/or the SPAC is a party or by which any of their respective assets or properties are bound or subject to that are material to the business, assets, liabilities, financial condition, results of operations or prospects of the Sellers, taken as a whole (each a "Material Contract" and collectively, the "Material Contracts"), have been provided to the Buyer. No member of the Sellers nor any other party thereto, is in breach or default under, or has provided or received any written notice of any intention to terminate, any Material Contract.

Section 2.17 Related Parties. Neither the SPAC nor the Sponsor is a party to any contract or arrangement with any related party or other affiliate.

Section 2.18 Books and Records. All contracts, documents, financial statements, accounts, books and ledgers have been properly and accurately kept and completed in accordance with applicable account standards, and there are no inaccuracies or discrepancies of any kind contained or reflected therein. Since January 15, 2021, neither the Sponsor, the SPAC nor any subsidiary of the Sellers has received any written or oral allegation, assertion or claim with respect to accounting, internal accounting controls, auditing practices, procedures, methodologies or methods of the SPAC, the Sponsor or any subsidiary of the Sellers, or un-lawful accounting or auditing matters with respect to the SPAC, the Sponsor or any of their subsidiaries.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this ARTICLE III are true and correct as of the date hereof. For purposes of this ARTICLE III, “Buyer’s knowledge,” “knowledge of Buyer” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer, with the assumption that such, officers and directors shall have made diligent inquiry of the matters presented, or a reasonably prudent individual operating in the capacity of an executive officer or director could be expected to discover or otherwise become aware of such a fact or matter.

Section 3.01 Organization and Authority of Buyer; Enforceability. Buyer is duly organized, validly existing, and in good standing with the state of its formation. Buyer has full power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and, assuming due authorization, execution, and delivery by Sellers, this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

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Section 3.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Buyer. No consent, approval, waiver, or authorization is required to be obtained by Buyer from any Person or entity (including any governmental authority) in connection with the execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03 Investment Purpose. Buyer is acquiring the Transferred Sponsor SPAC Securities solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Transferred Sponsor SPAC Securities are not registered under the Securities Act of 1933, as amended, or registered under any state securities laws, and that the Transferred Sponsor SPAC Securities may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 3.04 Brokers. Except for $300,000 due to Chardan Capital Markets LLC, No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 3.05 Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred, or circumstances exist that may give rise to, or serve as a basis for, any such Action.

ARTICLE IV

[Intentionally Omitted]

ARTICLE V

[Intentionally Omitted]

ARTICLE VI

INDEMNIFICATION

Section 6.01 Survival of Representations and Covenants. All representations, warranties, covenants, and agreements contained herein and all related rights to indemnification shall survive the Closing.

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Section 6.02 Indemnification By Sellers. Subject to the other terms and conditions of this ARTICLE VI, Sellers shall defend, indemnify, and hold harmless Buyer, its Affiliates and their respective shareholders, partners, agents, representatives, successors, members, directors, managers, officers, and employees (“Buyer Indemnified Parties”) from and against:

(a) any and all claims, judgments, damages, taxes, liabilities, settlements, losses, costs, and expenses, including reasonable attorneys’ fees and disbursements (collectively, a “Loss”), arising from or relating to any inaccuracy, omission or breach of any of the representations or warranties of Sellers, contained in this Agreement or any document delivered in connection herewith;

(b) any Loss arising from or relating to any gross negligence, omission, bad faith, willful misconduct or fraud of Sellers or any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Sellers pursuant to this Agreement; or

(c) Any Loss arising from Sellers actions prior to the Closing.

For purposes of this Agreement, “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

Section 6.03 Indemnification By Buyer. Subject to the other terms and conditions of this ARTICLE VI, Buyer shall defend, indemnify, and hold harmless Sellers, its Affiliates, and their respective shareholders, members, directors, managers, officers, and employees from and against all Losses arising from or relating to:

(a) any Loss arising from or relating to any breach of any of the representations or warranties of Buyer contained in this Agreement or any document delivered in connection herewith; or

(b) any Loss arising from or relating to any gross negligence, bad faith, willful misconduct or fraud of Buyer or any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement.

Section 6.03 Cumulative Remedies. The rights and remedies provided in this ARTICLE VI are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE VII

COVENANTS

Section 7.01 Buyer Acknowledgement. Buyer acknowledges and agrees that:

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(a) Liabilities incurred by SPAC after the Closing will remain the responsibility of the SPAC and will be paid or otherwise settled. The SPAC will be responsible for the payment of future obligations related to the ongoing operation of the SPAC Buyer will use reasonable best effort to cause the SPAC to settle future obligations of the SPAC until the close of the Business Combination.

(b) All of the Sponsor SPAC Securities will be treated equally prior to or in connection with any Business Combination. In no event will any member of the Sponsor be disproportionately adversely affected without the approval of such member.

(c) It shall provide periodic updates to the Seller regarding the progress of the Business Combination.

(d) The Buyer will receive an additional 597,675 common stock upon the Business Combination, as part of the promissory note or loan agreement entered into between the parties as stipulated in Section 1.06(b). In the event of any additional promissory notes or loans from the Buyer to the SPAC, where the Buyer elects to receive shares at a value of 10 dollars per common stock as repayment, such arrangement shall not be deemed to disproportionately adversely affect the Sellers.

Section 7.02 Payment of Deferred Consideration to Advisors and Consultants. Buyer agrees that it will settle the deferred consideration payable to advisors and consultants as detailed in Exhibit 4 per relevant Release and Satisfaction Agreements.

Section 7.03 Buyer to Honor Certain Obligations to Polar Asset Management Partners. Buyer agrees that it will honor the Sellers’ obligations to Polar Asset Management Partners Inc. (“Polar”) under the Loan & Transfer Agreement dated January 24, 2023 and subsequently the Subscription Agreement dated September 7, 2023 and issue 1,128,100 Shares of Common Stock to Polar as part of the agreed consideration in those agreements.

Section 7.04 Conversion of Working Capital Notes. Buyer agrees that it will issue Shares of Common Stock of the SPAC to the Sponsor at $10.00 per share to settle approximately $2.1 million of working capital notes issued to the Sponsor by the SPAC, which shall be subject to a 12 month lock-up.

Section 7.05 Buyer Responsible For All Future Regulatory Filings. Following the Closing, Buyer shall be responsible for making all regulatory filings related to the SPAC.

Section 7.06 Issuance of Unvested Shares of Common Stock. Buyer shall take action to issue 276,250 Shares of Common Stock at the closing of the Business Combination to Board members and consultants mentioned noted in Exhibit 5, which shall be subject to a 12 month lock-up.

Section 7.2 Seller Covenants

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Section 7.21 Buyer’s Discretion. Buyer shall, at its sole discretion, retain full authority to make all decisions pertaining to the SPAC, including but not limited to decisions regarding fees, contracts, including the termination of any agreements, engagement of service providers, or the business combination. In the event that any decision or agreement necessitates Seller's agreement, vote, or approval, the Seller hereby agrees and undertakes to agree, vote, or approve as required by Buyer. The Sellers agree and will arrange for any prior directors or officers of the SPAC, to provide any requested consents, approvals, waivers, signatures of any documents or other requests as may be required by the Buyer no later than six (6) hours after receipt of such request from the Buyer. This obligation shall only apply if the Buyer has provided the Sellers with notice by e-mail between 8:00 AM IST to midnight IST.

Section 7.22 Conduct Prior to the Closing. Between the date of this Agreement and the Closing, unless Buyer otherwise agrees in writing, the SPAC, the Sponsor, and the Sellers will cause the SPAC and the Sponsor to (1) conduct the business only in the ordinary course of business and in a manner consistent with past practice, (2) preserve intact the business and goodwill with respect to the business, and (3) not incur any material expenses or obligations.

Section 7.23 Fees in Excess of $1,150,000. In the event that the aggregate amounts stipulated in the release and satisfaction agreements, including any required tax payments, exceed $1,150,000, the Buyer shall have the option to terminate this Agreement immediately without incurring any penalty or further obligations.

Section 7.24 Transfer of shares. At the Closing of the Business Combination, Seller shall promptly and properly transfer the Escrowed Shares into the Buyer's designated account(s) as directed in writing by Buyer. The Seller shall take all necessary actions and provide any and all required documentation to facilitate the timely transfer of the Escrowed Shares to the Buyer.

Section 7.25 Acting in concert. The Seller agrees to vote all of its Sponsor SPAC Securities in favor of and in alignment with the Buyer’s vote at any proposals put forth by the SPAC prior to the Closing of the Business Combination.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 8.02 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

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Section 8.03 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.03):

If to Buyer:	Tzu-Yang Huang JC Unify Capital (Holdings) Limited

with a copy (which shall not constitute notice) to:

If to Sellers:	Shibasish Sarkar Content Creation Media LLC
with a copy (which shall not constitute notice) to:

Section 8.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.05 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.06 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the terms and provisions in the body of this Agreement and those in the documents delivered in connection herewith, the Exhibits, and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the terms and provisions in the body of this Agreement shall control.

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Section 8.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.08 No Third-Party Beneficiaries. Except as provided in ARTICLE VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.09 Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto.

Section 8.10 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 8.11 Governing Law. All matters arising out of or relating to this Agreement and all related documents shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision.

Section 8.12 Submission to Jurisdiction. Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York, in each case located in the Borough of Manhattan in New York City, State of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTERCLAIM OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 8.13 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 8.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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Section 8.15 Waiver against Trust. Sellers hereby agrees, on behalf of itself and its affiliates, that, notwithstanding anything to the contrary in this Agreement, neither Sellers nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the trust account of SPAC containing the proceeds of its initial public offering and the concurrent private placement for the benefit of the public shareholders of SPAC (the “Trust Account”) or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Buyer, Sponsor, SPAC or their respective affiliates, on the one hand, and Sellers or its affiliates, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”).  Each Seller on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that such Seller or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Buyer, Sponsor, SPAC or their respective affiliates). Each Seller agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Buyer and its affiliates to induce Buyer to enter into this Agreement, and such Seller further intends and understands such waiver to be valid, binding and enforceable against such Seller and each of its affiliates under applicable law.  Notwithstanding the foregoing, (i) nothing herein shall serve to limit or prohibit the right of Sellers or any of its equity holders to pursue a claim against SPAC for legal relief against assets of SPAC or its successor held outside the Trust Account, for specific performance or other equitable relief pursuant to the terms hereof, (ii) nothing herein shall serve to limit or prohibit any claims that Sellers or any of its equity holders may have in the future against SPAC’s assets or funds that are not held in the Trust Account of SPAC or its successor (including any funds that have been released to SPAC or its successor from the Trust Account and any assets that have been purchased or acquired with such funds) and (iii) nothing herein shall be deemed to limit the right, title, interest or claim of Sellers, its equity holders or any of its affiliates to any monies held in the Trust Account by virtue of its record or beneficial ownership of SPAC’s Shares of Common Stock  or Insider Shares, pursuant to a validly exercised redemption right with respect to any such Insider Shares or other securities.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

SPONSOR

Content Creation Media LLC

By:	/s/ Shibasish Sarkar
Name:	Shibasish Sarkar
Title:	Managing Member

SELLER

By:	/s/ Shibasish Sarkar
Name:	Shibasish Sarkar

BUYER JC Unify Capital (Holdings) Limited

By:	/s/ Tzu-Yang Huang
Name:	Tzu-Yang Huang
Title:	Authorized Signatory

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Exhibit 1a

Insider Share Holding with Sponsor

Party	No.
CONTENT CREATION MEDIA LLC	5,500,000

Private Placement Units Holding

Each Unit comprises of 1 share of common stock, 1 private placement warrant, and 1 private placement right, which converts to 1/20th share of common stock

Party	No.
CONTENT CREATION MEDIA LLC	796,900

Exhibit 1b

Insider Share Holding with Directors

Party	No.
FINNEY JACOB CHERIAN	75,000
KLAAS P. BAKS	25,000
DAVID M. TAGHIOFF, AS TRUSTEE OF RAAD REVOCABLE TRUST	30,000
GREGORY R. SILVERMAN, AS TRUSTEE OF THE GREGORY AND AMANDA SILVERMAN LIVING TRUST, DATED JUNE 19, 2004	30,000
DEEPAK NAYAR	30,000
PAUL F. PELOSI, JR	30,000
SURESH RAMAMURTHI	30,000
TOTAL	250,000

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Exhibit 2

Disputed Expenses

Party	Amount
Loeb & Loeb	$916,472
Marcum	$38,000
Chardan	N/A

Exhibit 3

Covered Expenses

Party	Amount in USD
Advantage proxy	9,500
ALMT Legal	650
Baker Tilly	7,766
Braj Aggarwal, CPA, P.C.	9,250
Broadridge Ics	10,217
Continental	218,978
F Jacob	12,000
FASB	410
Grant Thornton India	18,000
Houlihan Capital LLC	3,675
Issuer Direct	3,063
KPMG India	68,191
Loeb & Loeb	29,503
Mediant	319
Mercurius & Associates LLP	20,750
MNA Capital Advisory LLP	34,260
Morrow Sodali	23,148
Ontogeny Capital	8,954
PCAOB	2,665
Priyanka Agrawal	31,500
Say Technologies LLC	8,926
Secure Docs	2,400
Shibasish Sarkar	795
Sterling Media Ltd	12,000
Toppan	160,985
Vishwas Joshi	40,000
ICICI Securities	31,250
MEP Legal fees	117,054
Lockton D&O	25,000
Excise Tax	25,000
TOTAL	961,199

Note: The above schedule excludes approximately $110,000 in Delaware Franchise Tax that is due for payment.

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Exhibit 4

Deferred Expenses

Party	Amount in USD
Chardan	8,050,000
Ontogeny Capital	2,875,000
Loeb & Loeb	375,000
Vishwas Joshi	360,000
ALMT Legal	185,000
Priyanka Agrawal	128,250
Houlihan Capital LLC	50,000
TOTAL	12,023,250

Exhibit 5

Unvested Securities to be Issued to Directors & Consultants

Party	No.
SURESH RAMAMURTHI	95,000
DAVID M. TAGHIOFF, AS TRUSTEE OF RAAD REVOCABLE TRUST	95,000
ONTOGENY CAPITAL (BVI) LTD.	86,250
TOTAL	276,250

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